Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in the Registration Statement of Boxxy Inc on Amendment No. 2 to Form S-1 to be filed on or about January 12, 2017 of our report dated August 30, 2016. We also consent to the reference to our firm under the caption "Experts" in this Registration Statement on Form S-1.

/s/ Jimmy P. Lee CPA PC

Astoria, New York

January 12, 2017